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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008 (July 17, 2008)

DERYCZ SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-148392 (Commission File Number)	11-3797644 (IRS Employer Identification Number)

10990 Wilshire Boulevard, Suite 1410 Los Angeles, California (Address of principal executive offices)	90024 (Zip Code)

Registrant’s telephone number, including area code: (310) 477-0354

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report contains forward-looking statements. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements usually contain the words "estimate," "anticipate," "believe," "expect," or similar expressions, and are subject to numerous known and unknown risks and uncertainties. In evaluating such statements, prospective investors should carefully review various risks and uncertainties identified in the Company's other SEC filings including periodic reports and registration statements. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements. The Company undertakes no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On July 17, 2008, Derycz Scientific, Inc., a Nevada corporation (the “Company”), completed the sale for an aggregate purchase price of $600,025 of 400,017 shares of common stock of the Company (“Common Stock”) at $1.50 per share and warrants to purchase 200,009 shares of Common Stock at an exercise price of $2.00 per share at anytime prior to July 17, 2011. The Common Stock and warrants were sold to a total of 4 investors.

The Company claims exemption from registration for the offer and sale of the Common Stock and warrants under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 under the Securities Act with reference to the following facts: (1) the investors represented that they were “accredited investors” within the meaning of Rule 501(a) under the Securities Act; (2) the transfer of the securities was restricted by the Company in accordance with Rule 502(d) under the Securities Act; (3) there were no, and in any case no more than 35, non-accredited investors in the transaction within the meaning of Rule 506(b) under the Securities Act; (4) no offer or sale was effected through any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act; and (5) the aggregate offering price of the securities offered was less than $5,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERYCZ SCIENTIFIC, INC.

By: /s/ Richard McKilligan
Richard McKilligan
Dated: July 23, 2008	Chief Financial Officer